EXHIBIT 99.1

July__, 2008

Dear Shareholder:

I am pleased to report that the previously announced separation from USIP.Com, Inc. (now known as Eastern Environment Solutions, Corp.) (“USIP”) is expected to become effective in or about July, 2008.

After the formal separation and the distribution of USIP’s shares of Datone, Inc. to USIP’s shareholders as of the record date of August 24, 2006, you will own shares of both USIP and Datone, Inc.

After the separation and distribution are completed, USIP and Datone, Inc. will be able to focus on their respective businesses and opportunities. USIP will be in the environmental engineering and the non-hazardous waste municipal solid waste proceeding business, while Datone, Inc. will be in the telecommunication business.

Datone, Inc. will be an independent public company that intends to have its shares of common stock traded on the Over the Counter Bulletin Board.

Holders of record of USIP common shares as of the close of business on August 24, 2006, which was the record date, will receive one share of Datone, Inc. common stock for every ten shares of USIP common stock held. No action is required on your part to receive your Datone, Inc. shares. You will not be required to pay anything for the new shares or to surrender any USIP common shares. No fractional shares of Datone, Inc. common stock will be issued. Instead, shareholders will receive whole number of shares by rounding up to the next whole number for odd lot holders.

We believe that the distribution of Datone, Inc. common stock will be taxable to USIP and to you with respect to the shares of Datone, Inc. common stock that you receive. By end of calendar 2008, shareholders will be provided with information to enable them to compute their tax bases in both USIP and Datone, Inc. common stock and other information they will need to report their receipt of the Datone, Inc. common stock on their U.S. federal income tax return.

The enclosed information statement describes the distribution of shares of Datone, Inc. common stock and contains important information about Datone, Inc. I look forward to your continued support as a valued shareholder of Datone, Inc.

Sincerely,

Craig Burton

Chief Executive Officer

Datone, Inc.

July __, 2008

Dear Shareholder:

It is my great pleasure to welcome you as a shareholder of Datone, Inc., which will be publicly traded through the Over the Counter Bulletin Board (“OTCBB”) for the first time on or about ______________, 2008. Our management team will draw upon its experience with USIP as we seek to distinguish Datone, Inc. through an unwavering commitment to our business goals.

I encourage you to learn more about Datone, Inc. and the strategies we plan to pursue by reading the attached information statement. We are pleased that you, as a shareholder of Datone, Inc. will participate in our mission. We value your support as our business begins a new and exciting chapter in our history.

Sincerely,

Craig Burton

Chief Executive Officer

Datone, Inc.

Information contained herein is subject to completion or amendment. A Registration Statement on Amendment No. 1 to Form 10 relating to these securities has been filed with the Securities and Exchange Commission.

Preliminary and Subject to Completion, dated July __, 2008

INFORMATION STATEMENT

DATONE, INC.

DISTRIBUTION OF 4,963,226 SHARES OF COMMON STOCK

(PAR VALUE, $0.0001 PER SHARE)

We are furnishing this information statement to the stockholders of USIP.Com, Inc. (now known as “Eastern Environment Solutions, Corp.” and hereinafter referred to as “USIP”) in connection with USIP’s distribution to holders of its common stock of all outstanding shares of common stock of Datone, Inc.

In connection with a reverse merger transaction on September 6, 2006 by USIP (as more fully described in “Our Business - Reverse Merger - Forward Split - Spin-off”), the former holders of a majority of the USIP outstanding shares had agreed to take the steps necessary to effect a dividend of the shares of Datone, Inc. (the “Spin-off”) by November 15, 2006.  Because the Spin-off did not occur, on June 20, 2007, USIP entered into a trust agreement with Carl Worboys (“Trustee”) to transfer all its shares in Datone, Inc. to the Trustee to hold such shares for the benefit of USIP shareholders as of August 24, 2006 until all the requirements for the Spin-off have been fulfilled, which includes the mailing of this information statement and the filing of a registration statement with the Securities and Exchange Commission in connection with the Spin-off.

After the Spin-off is completed, Datone, Inc. will be owned by the stockholders of USIP of record on the record date for the distribution. If you are a holder of record of USIP common stock on August 24, 2006, which will be the record date for the distribution, you will be entitled to receive one share of our common stock for ten shares of USIP common stock that you held on the record date. Immediately after the distribution is completed on the distribution date, we will be an independent public company. We expect the distribution to occur in or about July __, 2008.

No stockholder vote is required for the Spin-off to occur. You are not required to take any action to receive the shares of our common stock to which you are entitled in the Spin-off. This means that:

•	you do not need to pay any consideration to USIP; and

•	you do not need to surrender or exchange any shares of USIP common stock to receive your shares of our common stock.

Currently, there is no public trading market for our common stock. Following the distribution, we expect to have our common stock eventually traded on the Over the Counter Bulletin Board.

NO VOTE OF STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS DISTRIBUTION, NO PROXIES ARE BEING SOLICITED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

The date of this information statement is July __, 2008.

USIP first mailed this information statement to its stockholders on or about July __, 2008.

Stockholders of USIP with inquiries related to the distribution should contact Craig Burton, Datone, Inc., 7325 Oswego Road, Liverpool, NY 13090 Tel:  (315) 451-7515. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.

TABLE OF CONTENTS

EXPLANATORY NOTE

We are furnishing this information statement solely to provide you with information regarding both the Spin-off and our company. It is not an inducement or encouragement to buy or sell any securities of our company or USIP.

We were organized on August 9, 2000 under the laws of the State of Delaware and were, prior to June 20, 2007, a wholly-owned subsidiary of USIP.

In connection with the reverse merger transaction on September 6, 2006 (as more fully described in “Our Business - Reverse Merger - Forward Split - Spin-off”) by USIP in which USIP ultimately acquired all the issued and outstanding shares of American Eco-environment Corporation (“AEEC”) and consequently, the waste processing and environmental engineering businesses of AEEC’s subsidiaries located in the People’s Republic of China, the former holders of a majority of the USIP outstanding shares had agreed to take the steps necessary to effect a dividend of the shares of Datone, Inc. by November 15, 2006 to all the shareholders of USIP as of the record date of August 24, 2006.  Because the Spin-off did not occur, on June 20, 2007, USIP entered into a trust agreement with Carl Worboys (“Trustee”) to transfer all its shares in Datone, Inc. to the Trustee to hold such shares for the benefit of USIP shareholders as of August 24, 2006 until all the requirements for the Spin-off have been fulfilled, which includes the dissemination of this information statement and the filing of a registration statement with the Securities and Exchange Commission relating to this Spin-off.

We do not have an operating history as an independent public company, but own and conduct the business of operating and managing privately owned public payphones in the State of New York (“Business”).

After the distribution, we will be responsible for maintaining our own administrative functions. The financial information included herein may not necessarily reflect the results of our operations, financial position and cash flows in the future or what the results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented.

This information statement summarizes certain documents, but we refer you to the actual documents for a more complete understanding of the information we discuss in this information statement. You should rely only on the information contained in this information statement and such documents. We have not authorized any other person to provide you with information different from that contained in this information statement. We believe the information contained in this information statement is accurate as of its date. Therefore, you should assume that the information contained in this information statement is accurate only as of the date on the front cover of this information statement or other date stated in this information statement, regardless of the time of delivery of this information statement. Our business, financial condition, results of operations and prospects may have changed since that date, and neither we nor USIP will update the information except in the normal course of our respective public disclosure obligations and practices or as specifically indicated in this information statement.

SUMMARY

The following is a summary of certain information contained elsewhere in this information statement concerning the distribution of the common stock of Datone, Inc. (“Datone”) to USIP.Com, Inc. (now known as Eastern Environment Solutions, Corp. and hereinafter referred to as USIP) stockholders. This summary is included for convenience only and should not be considered complete. This summary is qualified in its entirety by the more detailed information, including the financial statements and notes thereto, set forth later in this information statement. We encourage you to read the entire document. Unless the context otherwise requires, references in this information statement to “we”, “us”, “Datone” or “the Company” shall mean Datone, Inc., and references to “USIP” shall mean “USIP.Com, Inc.”or “Eastern Environment Solutions, Corp.” as it is presently known.

Following the distribution, we will be a separate company and USIP will have no continuing stock ownership in us. Our historical financial results contained herein may not reflect our financial results in the future as an independent company or what our financial results would have been had we been operated as a separate company during the periods presented. Please see “Management’s Discussion and Analysis or Plan of Operation.”

The Company

We were incorporated under the laws of the State of Delaware on August 9, 2000 and were, prior to June 20, 2007, a wholly-owned subsidiary of USIP.

In connection with a reverse merger transaction on September 6, 2006 by USIP(as more fully described in “Our Business - Reverse Merger - Forward Split - Spin-off”), the former holders of a majority of the USIP outstanding shares had agreed to take the steps necessary to effect the Spin-off by November 15, 2006.  Because the Spin-off did not occur, on June 20, 2007, USIP entered into a trust agreement with Trustee to transfer all its shares in Datone, Inc. to the Trustee to hold such shares for the benefit of USIP shareholders as of August 24, 2006 until all the requirements for the Spin-off have been fulfilled, which includes the mailing of this information statement and the filing of a registration statement with the Securities and Exchange Commission in connection with the Spin-off.

About the Company

We own, operate and manage privately owned public payphones in the State of New York. As of February 1, 2008, we owned, operating and managed 217 payphones. We may pay site owners a commission based on a flat monthly rate or on a percentage of sales. Some of the businesses include, but are not limited to, retail stores, convenience stores, bars, restaurants, gas stations, colleges and hospitals. In the alternative, our agreement with business owners may be to provide the telecommunications services without the payment of any commissions.

Principal Executive Offices

Our principal executive offices are located at 7325 Oswego Road, NY 13090. Our telephone number is (315) 451 7515.

Summary of Distribution

Please see “The Distribution” later in this information statement for a more detailed description of the matters described below.

Distributing Company	USIP.Com, Inc. (now known as “Eastern Environment Solutions, Corp.”). After the Spin-off, neither USIP nor Trustee will own any shares of our common stock.

Distributed/Spun-Off Company	After the Spin-off, Datone, Inc. will be a separate, independent public company.

Securities to Be Distributed

Shares of our common stock, par value $0.0001 per share, will be distributed, which will be all of the shares of Datone, Inc. common stock formerly owned by USIP and will constitute all of our common stock outstanding immediately before the Spin-off.

Distribution Ratio

You will receive one share of our common stock for every ten shares of USIP common stock that you hold on the record date.

No fractional shares of Datone, Inc. common stock will be issued. Instead, shareholders will receive whole number of shares by rounding up to the next whole number for odd lot holders.

Based on 49,632,222 shares of USIP common stock outstanding as of August 24, 2006, approximately 4,963,226 shares of Datone, Inc. will be distributed. The Datone, Inc. stock will be of one class with identical voting rights and will constitute all the outstanding stock of Datone, Inc. immediately following the distribution. USIP stockholders will not be required to pay for the Datone, Inc. common stock to be received on distribution or to surrender or exchange USIP common stock or to take any other action in connection with the distribution.

Record Date	August 24, 2006

Distribution Date	The distribution is expected to be effective on or about July __, 2008

Mailing Date	July __, 2008

Distribution Agent

Fidelity Transfer Company will act as the distribution agent for the distribution. Stockholders of USIP with questions concerning procedural issues related to the distribution may call the distribution agent at (801) 562-1300.

Reasons for Distribution

The distribution is intended to separate from a line of business other than the waste processing and environmental engineering business. See “The Distribution - Reasons for the Spin-Off” later in the Information Statement.

Trading Market

There is no current trading market for our common stock. We cannot predict the trading prices for our common stock.

Upon the effectiveness of our registration statement filed with the SEC on February 1, 2008, we intend to secure and request that a broker-dealer / market maker submit an application to FINRA in order to make a market for our shares and for the shares to be quoted on the Over the Counter Bulletin Board.

No public market for our common stock currently exists. See “The Distribution - Trading of Our Common Stock” later in this information statement.

United States Federal Income Tax Consequences

The distribution does not qualify as a tax-free distribution under Section 355 of the Internal Revenue Code of 1986. Each USIP stockholder who receives our common stock in the distribution will be taxed as if he had received a cash dividend equal to the fair market value of our common stock on the distribution date, which we believe to be nominal. See "The Distribution - Material United States Federal Income Tax Consequences ". USIP is subject to corporate level tax on the amount by which the fair market value of our common stock distributed in the distribution exceeded USIP’s basis in such stock.

Dividend Policy

We do not currently anticipate that we will pay a dividend in the foreseeable future. Our dividend policy will be established by our board of directors from time to time based on the results of our operations and financial condition and other business considerations our board of directors considers relevant. See “Dividend Policy” later in this information statement.

Relationship between Datone, Inc. and USIP

USIP will have no stock ownership in Datone, Inc. after completion of the distribution. It is not expected that there will be a significant ongoing relationship between us and USIP following the distribution. Any additional arrangements will be negotiated on an arm’s length basis and will be pursuant to customary terms and conditions, including pricing terms.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains forward-looking statements and information that are based on our current expectations, assumptions, estimates and projections about our Company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should,” and similar expressions. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect future events or circumstances.

DIVIDEND POLICY

We do not expect to pay a dividend in the foreseeable future. Our dividend policy will be established by our board of directors from time to time based on our results of operations and financial condition and such other business considerations and on the circumstances then in existence as the board considers relevant.

THE DISTRIBUTION

Reasons for the Spin-Off

USIP’s board of directors decided to pursue the Spin-off primarily for the following reasons:

•

USIP’s desire to pursue a strategic reorganization with an operating company in a line of business other than the business of owning and managing payphones, an area which it has decided to concentrate on;

•	the senior management and board of directors of each company will be able to more fully focus on its separate business environment with a resulting increase in accountability for decisions;

•

each business will be able to more directly align the interests of its key employee(s) with those of public investors by providing equity based compensation to the employee(s) and providing incentives that are tied to different types of businesses;

•	each business will have the ability to strengthen its capital structure to provide the flexibility to pursue its strategic objectives;

•

investors should be able to evaluate better each company's financial performance and strategies based on the merits and prospects of its independent business, thereby enhancing the likelihood that both companies will achieve appropriate market valuations;

•	eliminates competition for capital between two disparate businesses;

•	allows us to make future acquisitions with our stock, if we choose to make such acquisitions; and

•	separate trading of each company's stock should increase the flexibility for each company to issue its equity as consideration in future acquisitions and alliances.

Distribution Agent

The distribution agent is Fidelity Transfer Company, 8915 South 700 East, Suite 102, Sandy, UT 84070, Tel. No. (801) 562-1300.

The Spin-Off of Datone, Inc. from USIP

We were incorporated under the laws of the State of Delaware on August 9, 2000 and were, prior to June 20, 2007, the wholly-owned subsidiary of USIP.

In connection with a reverse merger transaction on September 6, 2006 by USIP (as more fully described in “Our Business - Reverse Merger - Forward Split - Spin-off”), the former holders of a majority of the USIP outstanding shares had agreed to take the steps necessary to effect the Spin-off by November 15, 2006.  Because the Spin-off did not occur, on June 20, 2007, USIP entered into a trust agreement with Trustee to transfer all its shares in Datone, Inc. to the Trustee to hold such shares for the benefit of USIP shareholders as of August 24, 2006 until all the requirements for the Spin-off have been fulfilled, which includes the mailing of this information statement and the filing of a registration statement with the Securities and Exchange Commission in connection with the Spin-off. These shares represent 100% of our issued and outstanding common stock immediately before the distribution. The distribution is expected to be effective in or about July 2008. After the distribution, each holder of USIP common stock of record on the record date will own Datone, Inc. common stock as well as continue to own USIP common stock.

The Number of Shares You Will Receive

For every ten shares of USIP common stock that you owned on the record date, you will receive one share of Datone, Inc. common stock. No fractional shares of Datone, Inc. common stock will be issued. Instead, shareholders will receive whole number of shares by rounding up to the next whole number for odd lot holders.  Please note that if you sell your shares of USIP common stock between the record date and the distribution date, you will not be selling your right to receive the dividend of shares of Datone, Inc. common stock in the distribution. Please see "Trading of Our Common Stock" in the section below.

When and How You Will Receive the Dividend

The distribution will be made on or about the distribution date to stockholders of record of USIP on the record date. As part of the Spin-off, we will be adopting a book-entry share transfer and registration system for our common stock. Apart from receiving physical share certificates, for every ten shares of USIP common stock on the record date, registered holders thereof will receive one share of our common stock credited to book-entry accounts established for them by the distribution agent. The distribution agent will mail an account statement to each registered holder stating the number of shares of Datone, Inc. common stock credited to such holder’s account. For stockholders who own USIP common stock through a broker or other nominee, their shares of our common stock will be credited to their account by the broker or other nominee. After the distribution, holders may request that their shares of our common stock be transferred to a brokerage or other account at any time. They will also receive delivery of physical stock certificates for their shares, without charge.

Holders of USIP common stock will not be required to pay any cash or other consideration for the shares of our common stock received in the distribution or to surrender or exchange shares of USIP common stock or take any other action in order to receive our common stock, although non-U.S. holders may be subject withholding taxes. See “The Distribution — Material United States Federal Income Tax Consequences.” The distribution will not affect the number of, or the rights attaching to, the outstanding shares of USIP common stock.

Holders of USIP common stock should not send certificates to USIP, us or the distribution agent. Shares of our common stock will be credited to book-entry accounts by the distribution agent on or about July __, 2008. USIP stock certificates will continue to represent shares of USIP common stock after the distribution in the same amount of shares shown on the certificates.

Results of the Distribution

After the distribution, we will be a separate, independent public company owning and operating payphones in the State of New York. Immediately after the distribution, we expect to have approximately 257 holders of record of our common stock and approximately 4,963,226 shares of our common stock outstanding, based on the number of record stockholders and outstanding shares of USIP common stock on August 24, 2006, excluding treasury stock.

Trading of Our Common Stock

There is no existing market for our common stock.

Upon the effectiveness of our registration statement, we intend to secure and request that a broker-dealer / market maker submit an application to FINRA in order to make a market for our shares and for the shares to be quoted on the Over The Counter Bulletin Board (“OTCBB”).

The trading prices for our common stock may fluctuate and there can be no assurance about the trading prices. Prices for our common stock will be determined in the trading markets and may be influenced by many factors, including the depth and liquidity of the market for such securities, developments affecting our business generally, investor perceptions of our Company and our Business, our operating results, our dividend policies and general economic and market conditions. Stocks traded on the OTCBB are usually thinly traded, highly volatile, and not followed by analysis. Investors in our stock may experience a loss or liquidity problem with their share holdings.

The transfer agent and registrar for our common stock is Fidelity Transfer Company, 8915 South 700 East, Suite 102, Sandy, UT 84070, Tel. No. (801) 562-1300.

Shares of our common stock distributed to USIP stockholders in the distribution will be freely transferable under the Securities Act of 1933, as amended (the “Securities Act”), except for shares of our common stock received by persons who may be deemed to be our affiliates. Persons who may be deemed to be our affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with, our Company, and may include our executive officer(s) and certain directors or principal stockholders. Following the distribution, securities held by persons who are our affiliates will be subject to resale restrictions under the Securities Act. Our affiliates will be permitted to sell shares of our common stock only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act. As of the date of our Spin-off, our executive officer and directors are expected to own 235,000 shares of our common stock.

Material United States Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences of the Spin-off to holders of USIP common stock. We base this summary on the provisions of the Internal Revenue Code of

1986, as amended, which we refer to herein as the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, we use the term “U.S. holder” to mean:

•	a citizen or individual resident of the United States of America for U.S. federal income tax purposes;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States of America or any State or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States of America and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership holds shares of our common stock, the tax treatment of a partner will depend on the status of the partners and the activities of the partnership. If a U.S. holder is a partner in a partnership holding our common stock, the U.S. holder should consult its tax advisors. The term “non-U.S. holder” refers to any person or entity (other than a partnership) that is not a U.S. holder.

This discussion assumes that a holder hold the shares of our common stock as a capital asset within the meaning of Section 1221 of the Code. It does not address all aspects of U.S. federal income tax laws that may be relevant to you in light of your personal investment circumstances, nor does it address your tax consequences if you are subject to special treatment under U.S. federal income tax laws (including, for example, persons who elect to treat dividends on, or gains from a disposition of, stock as investment income for purposes of the limitation on the investment interest deduction; partnerships or other pass-through entities; U.S. holders subject to the alternative minimum tax; persons who have a functional currency other than the U.S. dollar; mutual funds, banks, insurance companies, tax-exempt organizations, financial institutions, dealers and certain traders in securities; persons who hold stock as part of a straddle, hedging, constructive sale, or conversion transaction; certain former citizens or former long-term residents of the United States, controlled foreign corporations or passive foreign investment companies and stockholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the spin-off to that holder.

The Spin-Off

U.S. Holders

Each U.S. holder that receives shares of Datone, Inc. will be treated as if such U.S. holder received a taxable distribution equal to the full value of Datone, Inc. shares received, which would be taxed (i) as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its USIP common stock, and (ii) as capital gain with respect to the remaining value. U.S. holders that are individuals are subject to a maximum tax rate on dividends equal to 15%, which corresponds to the maximum tax rate for long-term capital gains; however, certain holding period requirements and other limitations may apply. U.S. holders that are corporations may be eligible for a dividend-received deduction in respect of the portion of the distribution taxed as a dividend. To the extent the distribution is taxed as a non-taxable return of capital such distribution will reduce a holder’s basis in such holder’s shares of USIP. Each U.S. holder’s basis in the shares of Datone, Inc. will be equal to the fair market value of such shares at the time of the Spin-off.

Non-U.S. Holders

Each non-U.S. holder that receives shares of Datone, Inc. will be treated as if such non-U.S. holder received a taxable distribution equal to the full value of the Datone, Inc. shares received, which would be taxed (i) as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in its USIP common stock, and (ii) as capital gain with respect to the remaining value. The portion of the distribution of Datone, Inc. shares treated as a dividend and paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To the extent the distribution is taxed as a non-taxable return of capital such distribution will reduce a holder’s basis in such holder’s shares of USIP. A non-U.S. holder generally will not be subject to United States federal income tax on the portion of the distribution of Datone, Inc. shares treated as capital gain unless the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (in which case the special rules described above apply) or such non-U.S. holder is an individual present in the United States for 183 or more days in the taxable year of the distribution and certain other conditions apply.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is eligible for benefits under the applicable treaty. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals. In addition, Treasury regulations provide special procedures for payments of dividends through certain intermediaries.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. holder of USIP common stock may be subject to information reporting with respect to the distribution of Datone, Inc. stock unless the U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the distribution of Datone, Inc. stock received unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that the U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. In addition, U.S. holders will receive information necessary to report their receipt of Datone, Inc. shares pursuant to the spin-off on their federal, state and local income tax returns.

Non-U.S. Holders

For non-U.S. holders, information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the Datone, Inc. shares received in the Spin-off, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Copies of these information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the non-U.S. holder resides. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-

U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. Non-U.S. holders should consult their tax advisors regarding the imposition of backup withholding and information reporting with respect to the distribution of Datone, Inc. shares pursuant to the Spin-off.

Reasons for furnishing this Information Statement

This information statement is being furnished solely to provide information to USIP stockholders who will receive shares of our common stock in the distribution as required by applicable law. It is not, and is not to be construed as, an inducement or encouragement to buy or sell any securities of USIP or of us. Shares of Datone, Inc. common stock are being distributed to stockholders of record of USIP on the record date, without the need for any payment of further consideration for these Datone, Inc. shares. The information contained in this Information Statement is believed by USIP and by us to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither USIP nor we will update the information except in the normal course of its or our public disclosure practices.

SUMMARY COMBINED FINANCIAL AND OTHER DATA

We were a wholly owned subsidiary of USIP but always maintained our own telecommunications business. The following table sets forth certain selected financial data of our business, for each of the three months ended March 31, 2008 and March 31, 2007, and each of the years ended December 31, 2007 and December 31, 2006.

The statement of operations, balance sheet and other financial data as of March 31, 2008, for each of the three months ended March 31, 2008 and March 31, 2007, have been derived from unaudited combined financial statements included elsewhere in this information statement. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Our interim financial results might not be indicative of our full-year results. You should read the information presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included elsewhere in this information statement.

	YEAR ENDED December 31		THREE MONTHS ENDED March 31,
	2007	2006	2008	2007
STATEMENT OF OPERATIONS DATA:
Sales	$155,292	$203,094	$48,866	$41,826
Total operating expenses	$127,172	$166,727	$42,090	$15,492
Income (loss) from operations	($45,777)	($186,928)	($11,281)	$7,295
Other income (expense)	($9,679)	($3,307)	($1,265)	$30,272
Net income (loss)	($55,456)	($190,235)	($12,606)	$37,267

BALANCE SHEET DATA:

Current Assets	$28,721	$64,694	$42,913	$28,721
Working Capital (deficiency)	($514,551)	($490,214)	($521,146)	($507,640)
Total assets	$35,045	$77,530	$49,072	$35,045
Total liabilities	$542,685	$567,744	$309,422	$296,091
Stockholder’s equity (deficit)	($507,640)	($490,214)	($521,146)	($507,640)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with the combined financial statements and the corresponding notes included elsewhere in this information statement. Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations are "forward-looking statements". Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, changes in the costs associated with research and development and laws and other regulations affecting such industry.

Organization and Basis of Presentation

Datone, Inc. is currently a provider of both privately owned and company owned payphones and stations in New York. We receive revenue from the collection of the payphone coinage, a portion of usage of service from each payphone and a percentage of long distance calls placed from each payphone from the telecommunications service providers. In addition, we also receive revenue from the service and repair of privately owned payphones, sales of payphone units and the sales of prepaid phone cards.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2008 COMPARED WITH THREE MONTHS ENDED MARCH 31, 2007

Revenue

Our total revenue increased by $7,040 or approximately 16.8%, from $41,826 in the three months ended March 31, 2007 to $48,866 in the three months ended March 31, 2008.  This increase was primarily attributable to increase is dial around revenue.

Our commissions increased by $782 or approximately 3.7%, from $20,962 in the three months ended March 31, 2007 to $21,744 in the three months ended March 31, 2008. This is primarily due to the outcome of advertising on the phones.

Our coin call revenue decreased by $470 or approximately 4.7%, from $9,980 in the three months ended March 31, 2007 to $9,510 in the three months ended March 31, 2008.  The decrease in coin call revenue was primarily attributable to the reduced number of payphones we operated coupled with the increased competition from wireless communication services. We reduced our network of payphones by approximately 20%. The decrease in the number of payphones will continue to decrease because of the growth in wireless communications. We do not anticipate seeing a change in this trend going forward.

Our non-coin call revenue, which consists primarily of dial-around revenue increased $12,550 or approximately 25,100% from $50 in the three months ended March 31, 2007 to $12,600 in the three months ended March 31, 2008.  This increase was primarily attributed to proper classification and recording of the dial around revenue. There was no accrual before.  Payments are now received quarterly so we are now accruing them monthly.

Service and Repair Sales decreased by $5,822 or approximately 53.7% to $5,012 for the three months ended March 31, 2008 from $10,834 for the same period in 2007. This decrease is due to less payphones to repair and service under a contract of maintenance or management.  Because the number of payphones have decreased, the number of payphones breaking down and requiring repair are consequently less.

For the three months ended March 31, 2008, we had a total of 217 company-owned payphones. We only receive service revenue for company-owned payphones and repair revenue for privately-owned payphones. Some privately-owned payphones represent unprofitable locations that we previously owned but have since sold to the site owner.

Cost of Revenue

Our overall cost of sales decreased to $18,057 for the three months ending March 31, 2008 by $982 or approximately 5.2% from $19,039 for the three months ending March 31, 2007.  This decrease in our overall cost is primarily due to less depreciation being recorded due to our assets being fully amortized.

Our telecommunication costs increased by $4,742 or approximately 36.7% from $17,666 in the three months ending March 31, 2008 to $12,924 for the three months ending March 31, 2007. This was due to some new payphones being installed in new locations.  This increase has been offset somewhat by our strategy to remove unprofitable payphones, resulting in lower revenue and commissions and also, lower telecommunication costs.

Our ongoing strategy is to identify and remove unprofitable payphones. Once a low revenue payphone is identified, we offer the site owner an opportunity to purchase the equipment. If the site owner does not purchase the payphone, we remove it from the site.  At the same time, our plan is to continue to look out for ideal locations with high traffic to install our payphones, which is evidenced by our increased telecommunication costs as a result of installing new phones for the three months ended March 31, 2008 over the same period in 2007.

 Our contractor’s fees decreased by $1,040 or approximately 100% to $0 in the three months ending March 31, 2008 from $1,040 for the three months ending March 31, 2007. This decrease is due to the decrease in our use of outside contractors.

Depreciation expense decreased by $3,472 or approximately 95.5% to $164 in the three months ending March 31, 2008 from $3,636 for the three months ending March 31, 2007. This decrease is due to certain assets being fully depreciated and our on going strategy of identifying unprofitable payphones, and selling them to the site owners.  Once a payphone is sold to the site owner, it is removed from our assets and depreciation schedules.  We own telephone equipment and motor vehicles, which provide a service for a number of years.  The term of service is commonly referred to as the “useful life” of the asset.  Because an asset such as telephone equipment or motor vehicle is expected to provide service for many years, it is recorded as an asset, rather than an expense, in the year acquired.   A portion of the cost of the long-lived asset is reported as an expense during the cost of an asset to expense over its life in a rational and systematic manner.

Our cost of sales for repairs and service supplies decreased in the three months ending March 31, 2008 by $242 or approximately 39.3% to $0 from $242 for the three months ending March 31, 2007.  This decrease in repairs and service cost is a direct result of using less material to repair phones.

Our cost of sales for travel decreased in the three months ending March 31, 2008 by $1,034 or approximately 100% to $0 from $1,034 for the three months ending March 31, 2007.  This decrease in travel cost is a direct result of having to travel less to repair phones.

Our commissions expense increased by $64 or approximately or approximately 39.3% to $227 in the three months ending March 31, 2008 from $163 for the three months ending March 31, 2007.

Operating Expenses

Operating expenses increased by $26,598 or approximately 171.69% from $42,090 for the three months ended March 31, 2008 compared to $15,492 for the same period in 2007.

 Salaries and related payroll taxes decreased by $378 or approximately 4.24% from $8,534 for the three months ended March 31, 2008 compared to $8,912 for the same period in 2007.  The decrease is attributable to less hours worked by our employees.

Our insurance expense increased by $5,859 or approximately 951.14% from $5,243 for the three months ended March 31, 2008 compared to ($616) for the same period in 2007.  This increase was due to a credit issued to us in 2007.

Rent increased by $14,874 or approximately 11,804.76% from $15,000 for the three months ended March 31, 2008 compared to $126 for the same period in 2007. This increase is due to a new lease signed in 2007.  Our old lease expired in 2006 and in that time frame we did not pay any rent at all.  When we signed the new lease, we were committed to pay $5,000 a month in rent.

The Company leases office space under an operating lease expiring in December 2009. Rent expense for the period ended March 31, 2008 amounted to $15,000.

The minimum future rental payments under the operating lease at March 31, 2008 are as follows:

2008	$60,000
2009	60,000

Professional fees increased by $7,613 or approximately 212.36% from $11,198 for the three months ended March 31, 2008 compared to $3,585 for the same period in 2007.  These are fees we pay to accountants and attorneys throughout the year for performing various tasks.

Our telephone, utilities, office, and vehicle expenses, together account for a decrease of $1,370 or approximately 39.3% from $2,115 for the three months ended March 31, 2008 compared to $3,485 for the same period in 2007.

Interest Expense

Interest expense, net, decreased $2,636 or approximately 67.57% for the three months ended March 31, 2008 to $1,265 from $3,901 for the three months ended March 31, 2007. This decrease was due to less interest-rate debt.

Net Loss from Operations

We had net loss of $11,281 for the three months ended March 31, 2008 as compared to a net income before taxes of $3,901 for the three months ended March 31, 2007. This decrease was primarily due to an increase in operating expenses for the year ended March 31, 2008. The increase was related to rent and professional services and we anticipate that rent and professional services expenses will stay relatively stable for future years.

LIQUIDITY AND CAPITAL RESOURCES

March 31, 2008 Compared with December 31, 2007

Our primary liquidity and capital resource needs are to finance the costs of our operations, to make capital expenditure.

As of March 31, 2008, we had $0 cash on hand, compared to $9,817 as of March 31, 2007.

We believe that we will continue to need investing and financing activities to fund operations.

Net cash used in operating activities was $23,441 during the three-month period ended March 31, 2008, mainly representative of cash used to fund operations during this period. This compares to net cash used in operating activities of $15,788 for the three-month period ended March 31, 2007 which resulted from a decrease in accounts payable and related party payables

Net cash provided by investing activities was $0 during three-month period ended March 31, 2008. This compares to net cash provided by investing activities of $34,233 for the three-month period ended March 31, 2007, mainly representing the proceeds received from the sale of telephone equipment to site owners.

Net cash provided by financial activities was $23,441 during three-month period ended March 30, 2008, mainly representing the proceeds from notes and related party payables.  This compares to net cash used by financing activities of $9,258 for the three-month period ended March 31, 2008 due to payments on notes and related party payables.

Our expenses to date are largely due to rents for the office space and the cost of sales for telephone communication costs.

The Company has sustained substantial operating losses in recent years.  The Company has a current ratio of .098 for the year ended December 31, 2007, and has a deficit in stockholders’ equity.   The Company’s ability to continue as a going concern is dependent upon obtaining additional capital as well as additional revenue to be successful in its planned activity.  The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, our principal, shareholder, Greenwich Holdings LLC have committed to meeting our minimal operating expenses. However, there is no formal agreement with our principal stockholder, Greenwich Holdings LLC in writing or otherwise to do so and accordingly, may not be enforced against Greenwich Holdings, LLC in the event that it decides not to continue to fund the Company.

We do not expect that the results of operations will provide us with the necessary funds to satisfy our liquidity needs for the next twelve months. We expect that we will be required to rely upon advances from our principle shareholder to cover the short falls in the cash flows from operations until we are able to establish sufficient revenue.

Management plans to use the proceeds from a private placement of the Company’s shares (if any) in a financing to purchase additional pay phones and to arrange for the installation of the pay phones at locations expected to have potential for increased revenues. The Company’s ability to complete its plan is dependent upon the amount of funds raised and its success in placing the pay phones in high revenue locations.

Working Capital

As of March 31, 2008, we had total assets of $35,045 and total liabilities of $570,218, which result in working deficit of $(521,146) as compared to total assets of $35,045 and total liabilities of $542,685 resulting in a working deficit of $(507,640) as of March 31, 2007.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Revenue

Our total revenue decreased by $47,802 or approximately 23.5%, from $203,094 in the twelve months ended December 31, 2006 to $155,292 in the twelve months ended December 31, 2007.  This decrease was primarily attributable to reduced number of payphones coupled with increased competition from wireless communication service. Our ongoing strategy is to identify and remove unprofitable payphones. Once a low revenue payphone is identified, we offer the site owner an opportunity to purchase the equipment. If the site owner does not purchase the payphone, we remove it from the site.  At the same time, our plan is to continue to look out for ideal locations with high traffic to install our payphones.

Our commissions decreased by $22,621 or approximately 47.1%, from $48,042 in the twelve months ended December 31, 2006 to $25,421 in the twelve months ended December 31, 2007.  This decrease was primarily due to lower volume of payphones in our network.

Our coin call revenue decreased by $21,799 or approximately 37.3%, from $58,494 in the twelve months ended December 31, 2006 to $36,695 in the twelve months ended December 31, 2007.  The decrease in coin call revenue was primarily attributable to the reduced number of payphones we operated coupled with the increased competition from wireless communication services. We reduced our network of payphones by approximately 25 % year over year. The decrease in the number of payphones will continue to decrease because of the growth in wireless communications. We do not anticipate seeing a change in this trend going forward.

Our non-coin call revenue, comprised primarily of dial-around revenue increased $13,562 or approximately 27.3% from $49,758 in the twelve months ended December 31, 2006 to $63,320 in the twelve months ended December 31, 2007.   This increase was primarily attributable to more toll free calling ex. 1-800,888, 877,866 calls in 2007.

Service and Repair Sales decreased by $21,598 or approximately 47.9% from $23,456 for the twelve months ended December 31, 2007 to $45,054 when compared to the same period in 2006. This decrease is due to less payphones for us to repair and service due to previous sales of payphones to customers under a contract for maintenance or management. Once the customer has purchased their phones, it is up to the customer to provide maintenance.

Our phone card revenue decreased by $400 or approximately 100 % from $0 for the twelve months ended December 31, 2007 to $400 when compared to the same period in 2006. There will no longer be sales of phone cards.

Equipment sales increased $5,054 or approximately 375.5% from $6,400 for the twelve months ended December 31, 2007 to $1,346 when compared to the same period in 2006. Payphones will be sold when they are determined to be unprofitable.

For the twelve months ended December 31, 2007, we had a total of 217 company-owned payphones. We only receive service revenue for company-owned payphones and repair revenue for privately-owned payphones. Some privately-owned payphones represent unprofitable locations that we previously owned but have since sold to the site owner.

Cost of Revenue

Our overall cost of sales decreased from $223,295 in the twelve months ending December 31, 2006 by $149,398 or approximately 66.9% when compared to $73,897 for  the twelve months ending December 31, 2007.  This decrease in our overall cost is primarily due to less depreciation being recorded due to the assets being fully amortized.

Our telecommunication costs decreased by $21,976, or 28% to $56,387 for the twelve months ended December 31, 2007 from $78,363 of the twelve months ended December 31, 2006 due to the cost of providing telephone service to 25% less phones. This number reflects an overall reduction of payphones due to our ongoing strategy of identifying and removing unprofitable payphones.  Once a low revenue payphone is identified, we offer the site owner an opportunity to purchase the equipment.  If the site owner does not purchase the payphone, we remove it from the site.

 Our contractor’s fees decreased by $2,542 or 53.2% to $2,234 for the twelve months ended December 31, 2007 from $4,776 of the twelve months ended December 31, 2006.  This decrease is due to the decrease in the use of outside contractors to install and repair our payphones.

Depreciation expense decreased by $108,216 or 89.2% to $13,055 for the twelve months ended December 31, 2007 from $121,271 of the twelve months ended December 31, 2006. This decrease is due to certain assets being fully depreciated and our on going strategy of identifying unprofitable payphones, and selling them to the site owners.  Once a payphone is sold to the site owner, it is removed from our assets and depreciation schedules.  We own telephone equipment and motor vehicles, which provide a service for a number of years.  The term of service is commonly referred to as the “useful life” of the asset.  Because an asset such as telephone equipment or motor vehicle is expected to provide service for many years, it is recorded as an asset, rather than an expense, in the year acquired.   A portion of the cost of the long-lived asset is reported as an expense during the cost of an asset to expense over its life in a rational and systematic manner.

Our cost of sales for repairs and service supplies decreased in the twelve months ending December 31, 2007 by $9,698 or approximately 97.6% to $242 from $9,940 for the twelve months ending December 31, 2006.  This decrease in repairs and service cost is a direct result of using less material to repair phones.

Our cost of sales for travel expenses decreased in the twelve months ending December 31, 2007 by $5,449 or approximately 66.9% from $1,646 to $7,095 for the twelve months ending December 31, 2006.  This decrease in travel cost is a direct result of having to travel less to repair phones.  We had reduced our network of payphones by approximately 25 % year over year.

Our cost of sales for supplies decreased by $1,517 or approximately 100% to $0 for the twelve months ended December 31, 2007 from $1,517 for the twelve months ending December 31, 2006, a direct result of using less material to repair phones.

Operating Expenses

Operating expenses decreased by $39,555 or approximately 75.5% to $127,172 for the twelve months ended December 31, 2007 from $166,727 for the same period in 2006 due to less professional fees.

Salaries and related payroll taxes decreased by $6,970 or approximately 15.7% to $37,300 for the twelve months ended December 31, 2007 from $44,270 for the same period in 2006.  This decrease was due to less hours worked by our employees.

Our insurance expense increased by $6,011 or approximately 142.1% to $10,242 for the twelve months ended December 31, 2007 from $4,231 for the same period in 2006.

Rent increased by $28,618 or approximately 90.4% to $60,283 for the twelve months ended December 31, 2007 from $31,665 for the same period in 2006. This increase is due to a new lease that we signed in 2007.  Also, for a period in 2006 when the lease expired, we did not pay any rent then.

The Company leases office space under an operating lease expiring in December 2009. Rent expense for the period ended December 31, 2007 amounted to $60,000.

The minimum future rental payments under the operating lease at December 31, 2007 are as follows:

2008	$60,000
2009	60,000

 Professional fees decreased by $55,131 or approximately 88.5% to $7,139  for the twelve months ended December 31, 2007 from $62,270 for the same period in 2006.  These are fees we pay to accountants and attorneys throughout the year for performing various tasks.

Our telephone, utilities, office, and vehicle expenses, together account for a decrease of $12,083 or approximately 49.7% to $12,208 for the twelve months ended December 31, 2007 from $24,291 for the same period in 2006.

Interest Expense

Interest expense, net, increased $2,601 or approximately 71.69% for the twelve months ended December 31, 2007 to $6,229 from $3,628 for the twelve months ended December 31, 2006. This increase was due to more interest-rate debt.

Net Loss from Operations

We had net loss of $62,367 for the twelve months ended December 31, 2007 as compared to a net loss before taxes of $190,235 for the twelve months ended December 31, 2006. This increase was due to a decrease in operating expenses for the year ended December 31, 2007.

LIQUIDITY AND CAPITAL RESOURCES

Our primary liquidity and capital resource needs are to finance the costs of our operations, to make capital expenditure.

As of December 31, 2007, we had $0 cash on hand, compared to $0 as of December 31, 2006.

We believe that we will continue to need investing and financing activities to fund operations.

During the years ended December 31, 2007 and 2006 we used cash of $68,419, $321,394, respectively. The cash used was the result of losses of $55,456 and $190,235 during each year partially offset by depreciation expense of $13,054 and $121,271, respectively. During the year ended December 31, 2007 we received $27,691 of cash from the sale of equipment. During the years ended December 31, 2007 and 2006 we received $38,030 and $150,945 in cash from sales of stock. We repaid related party payables of $10,478 during 2007compared to receiving $9,636 and $170,041 of cash from related parties during 2007 and 2006, respectively.

Our expenses to date are largely rental expenses for the office space and the cost of sales in relation to telephone communication costs.

The Company has sustained substantial operating losses in recent years.  The Company has a current ratio of .098 for the year ended December 31, 2007, and has a deficit in stockholders’ equity.   The Company’s ability to continue as a going concern is dependent upon obtaining additional capital as well as additional revenue to be successful in its planned activity.  The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, our principal shareholder, Greenwich Holdings LLC has committed to meeting our minimal operating expenses. However, there is no formal agreement with our principal stockholder, Greenwich Holdings LLC in writing or otherwise to do so and accordingly, may not be enforced against Greenwich Holdings LLC in the event that it decides not to continue to fund the Company.

We do not expect that the results of operations will provide us with the necessary funds to satisfy our liquidity needs for the next twelve months. We expect that we will be required to rely upon advances from our principle shareholder to cover the short falls in the cash flows from operations until we are able to establish sufficient revenue.

Management plans to use the proceeds from a private placement of the Company’s shares (if any) in a financing to purchase additional pay phones and to arrange for the installation of the pay phones at locations expected to have potential for increased revenues. The Company’s ability to complete its plan is dependent upon the amount of funds raised and its success in placing the pay phones in high revenue locations.

Working Capital

As of December 31, 2007, we had total assets of $35,045 and total liabilities of $549,596, which result in working deficit of $(514,551) as compared to total assets of $77,530 and total liabilities of $567,744 resulting in a working deficit of $(490,214) as of December 31, 2006.

Statement Regarding Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make judgments, assumptions and estimates that affect the amounts reported in our consolidated financial statements and accompanying notes. We base our estimates and judgments on historical experience and on various other assumptions that we believe are reasonable under the circumstances. However, future events are subject to change, and the best estimates and judgments routinely require adjustment. The amounts of assets and liabilities reported in our consolidated balance sheet, and the amounts of revenues and expenses reported for each of our fiscal periods, are affected by estimates and assumptions which are used for, but not limited to, the accounting for allowance for doubtful accounts, goodwill and intangible asset impairments, restructurings, inventory and income taxes. Actual results could differ from these estimates. The following critical accounting policies are significantly affected by judgments, assumptions and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition Policies

We derive our primary revenue from the sources described below, which includes dial around revenues, coin collections, and telephone equipment repairs and sales. Other revenues generated by the company include, phone card sales, and commissions.

Dial around revenue is generated from calls to gain access to a different long distance carrier than is already programmed into the phone. Revenue from dial around calls is recorded based upon estimates until the coin collection revenue is generated when callers deposit coins into the phones to make calls. Coin revenue is recorded in an amount equal to the coins collected.  Revenue on commissions, phone card sales, and telephone equipment repairs and sales is realized when the services are provided.

OUR BUSINESS

Introduction

We were incorporated in the State of Delaware on August 9, 2000 as a wholly-owned subsidiary of USIP. USIP then transferred all its revenue-generating assets and related expenses that it had acquired from a merger with Datone Communications, Inc., a New York corporation on January 31, 2000. We were capitalized with $1,017 and our all issued and outstanding shares of common stock (100) were issued to USIP.

On October 1, 2000, USIP merged Cointel Leasing, Inc., another wholly owned subsidiary of USIP into the Company. Cointel Leasing, Inc. was the owner of 45 payphones in Syracuse, New York.

As a result of the above mergers, we were involved in the business of operating and managing payphones in New York state. As of February 1, 2008, we own and manage 217 payphones in New York state.

Reverse Merger

On September 6, 2006, USIP entered into a share exchange agreement (the “Share Exchange Agreement”) with the shareholders of American Eco-Environment Corporation (“AEEC”), a Delaware corporation. Pursuant to the Share Exchange Agreement, the following holders of 100% of the issued and outstanding shares of common stock of AEEC exchanged all their shares of common stock in AEEC for an aggregate principal amount of $5,000,000 of USIP’s newly-issued convertible notes (the “Notes”): Yun Wang, Shibin Jiang and Bin Feng.  Yun Wang, Shibin Jiang and Bin Feng received $3,450,000, $650,000 and $900,000 principal amount of Notes, respectively.  The share exchange transaction closed on September 6, 2006.

Among other terms, the Notes would automatically convert upon the occurrence of a 165.1099:1 reverse stock split of USIP’s common stock (the “Reverse Split”) into 9,049,399 post-Reverse Split shares of USIP’s common stock.  Accordingly, Yun Wang, Shibin Jiang and Bin Feng would become holders of 6,244,085, 1,176,422 and 1,628,892 post-Reverse Split shares of USIP common stock after the Reverse Split.  The Notes carried an aggregate of 1,494,144,955 votes, and holders of the Notes had the right to vote along with the USIP common stock on all matters. As holders of the Notes, Yun Wang, Shibin Jiang and Bin Feng each had 1,030,960,019, 194,238,844 and 268,946,092 votes, respectively.

Because Harbin Yifeng Eco-environment Co., Ltd (“Yifeng”) is a wholly-owned subsidiary of AEEC and Harbin Yifeng Zhiye Management Co., Ltd. (“Zhiye”) is in turn a wholly-owned subsidiary of Yifeng, both Yifeng and Zhiye were now indirect subsidiaries of USIP.

Because Yifeng and Zhiye are in the business of processing non-hazardous municipal solid waste and providing environmental engineering consulting services in the People’s Republic of China, USIP became, by means of its acquisition of AEEC, engaged in such business.

On or about September 6, 2006, Yun Wang, Shibin Jiang and Bin Feng purchased an aggregate of 50.1% of USIP’s outstanding and issued shares of common stock for $599,000 and consequently became the majority shareholders of it (the “Majority Shareholders”).

On October 20, 2006, the new board of directors of USIP and Majority Shareholders approved an amendment to the Articles of Incorporation of USIP to change its corporate name from USIP.COM, Inc. to Eastern Environment Solutions Corp. (“Name Change”).

On October 20, 2006, the board of directors and Majority Shareholders of USIP approved an amendment to the Articles of Incorporation of USIP to effect a one hundred sixty-five and one thousand ninety-nine one-thousandths-for-one (165.1099:1) reverse stock split of the outstanding shares of common stock (the “Reverse Split”). At the time of the Reverse Split, holders of outstanding shares of common stock received one share of post-Reverse Split common stock for each 165.1099 shares of pre-Reverse Split common stock held as of the close of business on the date the Amendment was filed. No fractional shares of common stock was issued in connection with the Reverse Split. All fractional share amounts resulting from the Reverse Split was rounded up to the next whole new share.

The Reverse Split and the Name Change became effective on December 27, 2006. Because of the Reverse Split, the Notes converted to shares of common stock and Yun Wang, Shibin Jiang and Bin Feng have become holders of 6,244,085, 1,176,422 and 1,628,892 post-Reverse Split shares of common stock after the Reverse Split. In addition to the shares of Common stock that they purchased pursuant to the Share Purchase Agreement, Yun Wang, Shibin Jiang and Bin Feng are holders of 6,348,000, 1,196,000 and 1,656,000 shares of common stock of USIP.

Forward Split

On January 25, 2008, our board of directors approved, by unanimous written consent, to effect a 50,000 for one forward split of our shares of common stock, without any change to the total number of shares of all classes we are authorized to issue or the par value of the same. This was ratified and approved by our sole shareholder, Carl Worboys, as Trustee for the USIP shareholders on January 25, 2008.

Spin-off

In connection with a Reverse Merger, the former holders of a majority of the USIP outstanding shares had agreed to take the steps necessary to effect the Spin-off by November 15, 2006.  Because the Spin-off did not occur, on June 20, 2007, USIP entered into a trust agreement with Trustee to transfer all its shares in Datone, Inc. to the Trustee to hold such shares for the benefit of USIP shareholders as of August 24, 2006 until all the requirements for the Spin-off have been fulfilled, which includes the mailing of this Information Statement and the filing of a registration statement with the Securities and Exchange Commission in connection with the Spin-off. These shares (amounting to 100 shares of pre-Forward Split common stock and 5,000,000 post Forward Split shares of common stock) represent 100% of our issued and outstanding common stock immediately before the distribution. The distribution is expected to be effect in or about March 2008. After the distribution, each holder of USIP common stock of record on the record date will own Datone, Inc. common stock as well as continue to own USIP common stock.

As a result of the Reverse Merger, USIP is now in the business of processing non-hazardous municipal solid waste and providing environmental engineering consulting services in the People’s Republic of China. By contrast, we are in the business of owning and managing payphones in New York state.

About Our Products and Services

We presently own, operate and manage privately owned public payphones in the State of New York. As of February 1, 2008, we owned, operated and managed approximately 217 payphones. We may pay site owners a commission based on a flat monthly rate or on a percentage of sales. Some of the businesses include, but are not limited to, retail stores, convenience stores, bars, restaurants, gas stations, colleges and hospitals. In the alternative, our agreement with business owners may be to provide the telecommunications services without the payment of any commissions.

The chart below describes the geographic locations of 217 payphones.

County in New York	Number of Phones
Cayuga	10
Cortland	2
Delaware	42
Jefferson	3
Oneida	10
Onondaga	135
Oswego	6
Steuben	9
Total	217

The local telephone switch controls the traditional payphone technology. The local switch does not provide any services in the payphone that can benefit the owner of the phone. As we purchase phones from other companies, we upgrade them with "smart card" payphone technology which we license from Quortech. The upgrade is a circuit board with improved technology.

Coin Calls

Our payphones generate coin revenues primarily from local calls. Historically, the maximum rate that local exchange carriers (“LECs “) and independent payphone providers (“IPPs”) could charge for local calls was generally set by state regulatory authorities and in most cases was $0.25 through October 6, 1997. We charged $0.25, $0.35, and $0.50 in New York.

We obtain local line access from various LECs, including Verizon, Citizens Communications, Frontier Comm. and various other independent telephone operating telephone companies (“ITOCs”). New sources of local line access are expected to emerge as competition continues to develop in local service markets.

In ensuring "fair compensation" for all calls, the FCC determined that local coin rates from payphones should be generally deregulated by October 7, 1997, but provided for possible modifications or exemptions from deregulation upon a detailed demonstration by an individual state that there are market failures within the state that would not allow market-based rates to develop. On July 1, 1997, a federal court issued an order that upheld the FCC's authority to deregulate local coin call rates.

In accordance with the FCC's ruling and the court order, certain regional bell operating companies (“RBOCs”), LECs and IPPs, including ourselves, began to increase rates for local coin calls from $0.25 to $0.35 after October 7, 1997.

Long distance carriers that have contracted to provide transmission services to our payphones typically carry long distance coin calls. We pay a charge to the long-distance carrier each time the carrier transports a long-distance call for which we receive coin revenue from an end user.

Non-coin Calls

We also receive revenue from non-coin calls made from our payphones. Traditional non-coin calls include credit card, calling card, prepaid calling card, collect and third party billed calls where the caller dials "0" plus the number or simply dials "0" for an operator.

The services needed to complete a non-coin call include providing an automated or live operator to answer the call, verifying billing information, validating calling cards and credit cards, routing and transmitting the call to its destination, monitoring the call's duration and determining the charge for the call, and billing and collecting the applicable charge. We have contracted with operator service providers to handle these calls and perform all associated functions, while paying us a commission on the revenue generated.

Smart Payphone Technology

Our payphones utilize "smart" technology which provides voice synthesized calling instructions, detects and counts coins deposited during each call, informs the caller at certain intervals of the time remaining on each call, identifies the need for and the amount of an additional deposit in order to continue the call, and provides other functions associated with the completion of calls. Through the use of a non-volatile, electronically erasable, programmable memory chip, the payphones can also be programmed and reprogrammed from our central computer facilities to update rate information or to direct different types of calls to particular carriers. Our payphones can also distinguish coins by size and weight, report to our central host computer the total amount of coin in the coin box, perform self-diagnosis and automatically report problems to a pre-programmed service number.

The “smart card” technology also allows us to determine on a preset time basis the operational status of the payphone. It also tells us when the coins in the phone have to be collected, the number and types of calls that have been made from each phone, as well as other helpful information that helps us provide better service to our payphone using public. This upgrade of the phones reduces the number and frequency of service visits due to outages and other payphone-related problems and, in turn, reduces the maintenance costs. Other companies manufacture the components of the payphones for the industry including Universal Communications and TCI, which provides hand sets, key pads, totalizers, and relays.

Customer Service

The technology we use enables us to (i) respond quickly to equipment malfunctions and (ii) maintain accurate records of payphone activity, which can be verified by customers. We strive to minimize "downtime" on our payphones by identifying service problems as quickly as possible. We employ both advanced telecommunications technology and trained field technicians as part of our commitment to provide superior customer service. The records generated through our technology also allow for the more timely and accurate payment of commissions to location owners.

Service and Maintenance

We employ field service technicians, who collect coin boxes, and clean and maintain a route of payphones. Our technicians also respond to trouble calls made by Location Owners, by users of payphones or by the telephone itself as part of its internal diagnostic procedures. Some of our technicians are also responsible for the installation of new payphones.

We assemble and repair payphone equipment for our use. The assembly of payphone equipment provides us with technical expertise used in the operation, service, maintenance and repair of our payphones. We assemble, refurbish or replace payphones from standard payphone components either obtained from our sizable inventory or purchased from component manufacturers. These components include a metal case, an integrated circuit board incorporating a microprocessor, a handset and cord, and a coin box and lock. On the occasion when components are not available from inventory, we can purchase the components from several suppliers. We do not believe that the loss of any single supplier would have a material adverse effect on our assembly operations.

Our payphones comply with all material regulatory requirements regarding the performance and quality of payphone equipment and have all of the operating characteristics required by the applicable regulatory authorities, including free access to local emergency (911) telephone numbers, dial-around access to all available carriers, and automatic coin return capability for incomplete calls.

Customers, Sales and Marketing

The location owners with whom we contract are a diverse group of small and medium sized businesses, which are frequented by individuals needing payphone access. The majority of our payphones are located at convenience stores, truck stops, service stations, grocery stores, colleges and hospitals.

We install our payphones in convenience stores, truck stops, service stations, grocery stores, colleges and hospitals. Before we install a phone, we search for, and utilize historical revenue information about each payphone location. In locations where historical revenue information is not available, we rely on our site survey to examine geographic factors, population density, traffic patterns and other factors in determining whether to install a payphone. We recognize, however, that recent changes in payphone traffic volumes and usage patterns being experienced on an industry-wide basis warrant a continued assessment of the location deployment of our payphones.

Our location agreements may provide for revenue sharing with the applicable location owners based on fixed percentages of revenues. Our agreements also provide for monthly billing for payphone service. We can terminate a location agreement on 30 days' notice to the location owner if the payphone does not generate sufficient revenue.

We have an independent contractor who installs the payphones on an as needed basis for us. He bills us and we pay him.  We do not have a long term contract with him.

Significant Customers

We do not rely on any major customer for our revenue. We have a variety of small single businesses as well as some small chain stores that we service. We do not believe that we would suffer dramatically if any one customer or small chain decided to stop using our phones. We must buy dial tone for each payphone from the local exchange carrier. As long as we pay the carrier bill, it is required to provide a dial tone. As a regulated utility, the exchange carrier may not refuse to provide us service. Alternate service exists in certain areas where competitors are located. We use alternate local service providers when we can get a better price for the service. We also use long distance providers on all the payphones.

Payphone users can circumvent the usual payment method and avoid inserting a coin by using an access code or 800 number provided by a long distance carrier. These “dial-around” numbers, while convenient for users, leave payphone service providers uncompensated for the call made. The Federal Communications Commission , or the FCC, as instructed by Congress in the Telecommunications Act of 1996 , created regulations to ensure that payphone service providers receive compensation for these “dial-around” calls.

  The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per call. These funds are remitted quarterly through a service provided by the American Public Communication Council (APCC).

Service and Equipment Suppliers

Our primary suppliers provide payphone components, local line access, long-distance transmission and operator services. To promote acceptance by end users accustomed to using RBOC or LEC-owned payphone equipment, we utilize payphones designed to be similar in appearance and operation to payphones owned by LECs.

We purchase circuit boards from various manufacturers for repair and installation of our payphones. We primarily obtain local line access from various LECs, including Verizon, Citizens Communications, Frontier Comm. and various other ITOCs and competitive suppliers of local line access. New sources of local line access are expected to emerge as competition continues to develop in local service markets. Long-distance services are provided to us by various long-distance and operator service providers, including AT&T, Qwest, ILD Telecommunications, Inc., and others.

We expect the basic availability of such products and services to continue in the future; however, the continuing availability of alternative sources cannot be assured. Although we are not aware of any current circumstances that would require us to seek alternative suppliers for any material portion of the products or services used in the operation of our business, transition from our existing suppliers, if necessary, could have a disruptive effect on our operations and could give rise to unforeseen delays and/or expenses.

Competition

The market in which we do business is highly competitive and constantly evolving. We compete for payphone locations directly with RBOCs, LECs and other IPPs. We also compete, indirectly, with long-distance companies, which can offer location owners commissions on long-distance calls made from LEC-owned payphones. We compete with LECs and long-distance companies who may have substantially greater financial, marketing and other resources.

Generally, we face competition from the larger and more established telecommunication companies, from companies that develop new technology, as well as the many smaller companies throughout the country. Companies that have greater resources, including but not limited to, a larger sales force, more money, larger manufacturing capabilities and greater ability to expand their markets also cut into our potential payphone customers. Many of our competitors have longer operating histories, significantly greater financial strength, nationwide advertising coverage and other resources that we do not have. Our competitors might introduce a less expensive or more improved payphone. These, as well as other factors, can have a negative impact on our income.

We believe that our principal competition is from providers of wireless communications services for both local and long distance traffic. Certain providers of wireless communication services have introduced rate plans that are competitively-priced with certain of the products offered by us, and have negatively impacted the usage of payphones throughout the nation. The last several years have shown a marked increase in the use of cellular phones and toll free services which cut into our potential payphone customer base. We have attempted to address this issue by avoiding locations that service business travelers. For many years, these locations were the most lucrative, but now they are the locations most impacted by the cellular user.

We believe that the competitive factors among payphone providers are (1) the commission payments to a location owner, (2) the ability to serve accounts with locations in several LATAs or states, (3) the quality of service and the availability of specialized services provided to a Location Owner and payphone users, and (4) responsiveness to customer service needs. We believe that we are currently competitive in each of these areas. For example, we compete with the large former Bell companies that provide local service by paying a commission to the site owner. The commission is an enticement for the site owner to use our phone on its site. We believe we are able to provide a higher quality customer service because the phones alert us to any technical difficulties, and we can service them promptly. The ability to immediately know that a problem exists with a payphone is very important because down time for a phone means lost revenue for us.

Additionally, a number of domestic IPPs continue to experience financial difficulties from various competitive and regulatory factors impacting the pay telephone industry generally, which may impair their ability to compete prospectively. While no assurances can be given, we believe that these circumstances create an opportunity for us to obtain new location agreements and reduced site commissions going forward. There are no guarantees that we will be able to obtain new location agreements that are advantageous to our company.

We compete with long-distance carriers that provide dial-around services that can be accessed through our payphones. Certain national long-distance operator service providers and prepaid calling card providers have implemented extensive advertising promotions and distribution schemes which have increased dial-around activity on payphones owned by LECs and IPPs, including our company, thereby reducing traffic to our primary providers of long-distance service. While we do receive compensation for dial-around calls placed from our payphones, regulatory efforts are underway to improve the collection system and provide us with the ability to collect that portion of dial-around calls that are owed.

Government Regulation

We are subject to varying degrees of regulation by federal, state, local and foreign regulators. The implementation, modification, interpretation and enforcement of these laws and regulations vary and can limit our ability to provide many of our services. Our ability to compete in our target markets depends, in part, upon favorable regulatory conditions and the favorable interpretations of existing laws and regulations.

FCC Regulation and Interstate Rates

Our services are subject to the jurisdiction of the Federal Communications Commission (FCC) with respect to interstate telecommunications services and other matters for which the FCC has jurisdiction under the Communications Act of 1934, as amended.

Payphone users can circumvent the usual payment method and avoid inserting a coin by using an access code or 800 number provided by a long distance carrier. These “dial-around” numbers, while convenient for users, leave payphone service providers uncompensated for the call made. The Federal Communications Commission, as instructed by Congress in the Telecommunications Act of 1996, created regulations to ensure that payphone service providers receive compensation for these “dial-around” calls.

The FCC requires the sellers of long distance toll free services to pay the payphone owner $0.494 cents per call. These funds are remitted quarterly through a service provided by the American Public Communication Council “APCC.”

If the FCC regulation requiring sellers of long distance toll free services to pay payphone owners $0.494 per call is reduced or repealed, it could have a negative effect upon our revenue stream. We have no control over what rules and regulations the state and federal regulatory agencies require us to follow now or in the future. It is possible for future regulations to be so financially demanding that they cause us to go out of business. We are not aware of any proposed regulations or changes to any existing regulations.

Telecommunications Act of 1996

The Telecommunications Act of 1996, regulatory and judicial actions and the development of new technologies, products and services have created opportunities for alternative telecommunication service providers, many of which are subject to fewer regulatory constraints. We are unable to predict definitively the impact that the ongoing changes in the telecommunications industry will ultimately have on our business, results of operations or financial condition. The financial impact will depend on several factors, including the timing, extent and success of competition in our markets, the timing and outcome of various regulatory proceedings and any appeals, and the timing, extent and success of our pursuit of new opportunities resulting from the Telecommunications Act of 1996 and technological advances.

Intellectual Property

As we purchase phones from other companies, we upgrade them with "smart card" payphone technology. The upgrade is a circuit board with improved technology. The “smart card” technology allows us to determine on a preset time basis the operational status of the payphone. We are given a license to use the “smart card” technology from Quortech, the founder and manufacturer of “smart card” technology when we purchase the phones. We do not have a separate license for smart card technology from Quortech. The technology informs us when the coins in the phone have to be collected, the number and types of calls that have been made from each phone, as well as other helpful information that helps us provide better service to our payphone using public. This upgrade of the phones reduces the number and frequency of service visits due to outages and other payphone-related problems and, in turn, reduces the maintenance costs. Other companies manufacture the components of the payphones for the industry including Universal Communications and TCI, which provides hand sets, key pads, totalizers, and relays.

Research and Development

We have not expended any money in the last two fiscal years on research and development activities.

Seasonality

Our revenue from payphone operation are affected by seasonal variations, geographic distribution of payphones and type of location. Because we operate in the northeastern part of the country with many of the payphones located outdoor, weather patterns affect our revenue streams. Revenue drops off significantly during winter and conversely show an increase in the spring and summer. Revenue is generally lowest in the first quarter and highest in the third quarter.

Employees

Craig Burton, our Chief Executive Officer works for us on a full-time basis and Joseph J. Passalaqua, our Secretary works for us on a part-time basis and an as-needed basis. We have no other employees.

We do not have employment contracts with Mr. Burton or Mr. Passalaqua. Mr. Burton is a salaried employee while Mr. Passalaqua is not.  Mr. Passalaqua is compensated, if at all, on a mutually agreed amount for any services required of him by the Company, which have been mainly administrative-related.

Legal Proceedings

To the knowledge of management, there is no litigation pending or threatened against us.

Changes in and Disagreements with Accountants

As of December 3, 2007, we have retained the services of certified public accountants, Moore & Associates. There have been no disagreements with the accounting firm.

Description of Property

Our principal administrative, sales and marketing, product development and support facilities are located 7325 Oswego Road, Liverpool, New York, and comprise approximately 3,000 square feet. We occupy these premises pursuant to a three year lease, the term of which expires on December 31, 2009. The fixed rent is approximately $5,000 per month plus utilities.

MANAGEMENT

The following table sets forth information as of February 1, 2008 regarding the individuals who are serving as our directors and officers after the Spin-off. To the extent additional directors or director designees are identified before the date of the distribution, we will disclose the names of these additional directors or director designees in an amendment to the registration statement incorporating this information statement or in an additional filing on Form 8-K.

Name	Age	Position
Craig Burton	45	Chief Executive Officer, President and a director
Joseph J. Passalaqua	34	Secretary and a director

Craig Burton, 45, is the Chief Executive Officer, President and a director of Datone, Inc. He has held these positions since August 2000. Mr. Burton attended the University of South Carolina-Coastal and was a licensed real estate agent in the State of New York. He began working in marking for a long distance carrier in 1996. Mr. Burton served as President and a director of USIP.Com, Inc. from January 200 to 2006. Additionally, Mr. Burton is secretary and a director of NB Telecom, Inc., a payphone company operating in the North Pittsburg area of Pennsylvania, since December 2005. He was president and director of NB Telecom, Inc. from December 1999 through November 2005.

Joseph J. Passalaqua, 34, is our Secretary and director since August 2000. Since 1999, Mr. Passalaqua has worked as trainer at Sports Karate and Fitness, Inc., a karate and fitness training company located in Cicero, New York. Mr. Passalaqua is a high school graduate.

Board of Directors

At the time of the distribution, we expect that our board of directors will comprise two directors. Commencing with the next annual meeting of stockholders, directors will be elected at the annual meeting of stockholders and such directors will serve for a term of one year or until the next annual meeting of stockholders.

Annual Meeting

Our first annual meeting of stockholders after the distribution is expected to be held in the fourth quarter of calendar 2008. This will be an annual meeting of stockholders for the election of directors. The annual meeting will be held at our principal office or at such other place and on such date as may be fixed by resolution of our board of directors.

Board Committees

We do not and will not have an audit, nominating or compensation committee because we believe that the board of directors is capable of performing the respective functions of the foregoing committees and because we do not currently have the human resources to staff such committees.

Director Compensation

Directors are not currently compensated or reimbursed for expenses incurred by them in connection with their services as directors.

There are no family relationships among any of the directors or officers.

Our officers are chosen by the board of directors and serve at the pleasure of the board. The loss of the services of any one of Craig Burton or Joseph J. Passalaqua could have a material adverse effect on us.

Executive Compensation

We expect that our compensation policies for executive officers will be to (1) provide competitive compensation packages to retain and attract superior executive talent, (2) link a significant portion of compensation to financial results to reward successful performance, and (3) provide long-term equity compensation to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of our executive officer compensation program will be base salary, annual cash incentive plans and long-term equity incentive awards.

The following table sets forth the initial annual base salary to be paid to our two executive officers. The compensation amount does not include incentive cash bonuses that may be payable under management incentive plans, but which will not be determined until a future date.

Name	Position	Annual Salary
Craig Burton	President and Chief Executive Officer	$40,040
Joseph J. Passalaqua	Secretary	Joseph J. Passalaqua will not be paid for his services as Secretary as he will only be working on a part-time or as when-needed basis.

The following table contains certain information about compensation earned for services rendered during the last three fiscal years by the person who is expected to be our executive officers immediately following the Spin-off. Our last three fiscal years are the twelve months ended December 31, 2007, 2006 and 2005.

Name	Principal Position	Year Ended	Salary ($)			Bonus ($)	Stock Awards ($)	Option Awards	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation
Craig Burton	President and Chief Executive Officer	12/31/07 12/31/06 12/31/05	$ $ $	7,673 20,904 40,040	(1) (2)	— — —	— — —	— — —	— — —	— — —

Joseph J. Passalaqua	Secretary	12/31/07 12/31/06 12/31/05	$ $ $	— 2,080 27,040	(3)	— — —	— — —	— — —	— — —	— — —

(1) As of December 31, 2007, we owe Mr. Burton approximately $32,367 in unpaid and accrued salary.

(2) As of December 31, 2007, we owe Mr. Burton approximately $19,136 in unpaid and accrued salary.

(3) As of January 2006, Mr. Passalaqua ceased working for us on a full-time basis despite retaining his position as our Secretary. He presently works for us on a part-time or a when-needed basis. Mr. Passalaqua is compensated, if at all, on a mutually agreed amount for any services required of him by the Company, which have been mainly administrative-related.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

Beneficial Ownership of Our Common Stock

Before the distribution, all of the outstanding shares of our common stock are and will be owned beneficially and of record by Carl Worboys, as trustee for the USIP shareholders as of the record date of August 24, 2006.

To the extent directors and executive officers own or will own USIP common stock before the distribution, they will receive shares of our common stock in the distribution on the same basis as other holders of USIP common stock. The executive officers and directors will receive stock only if they owned US1P stock on the record date.

The following table sets forth information as of February 1, 2008 with respect to the projected beneficial ownership of our outstanding common stock immediately following the completion of the distribution, assuming a one-for-ten distribution ratio, by each person who is known by us to beneficially own more than 5% of USIP common stock as of the record date, by our chief executive officer, our directors and by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Stock (1)	Percentage of Class
Craig Burton 7325 Oswego Road, Liverpool, NY 13090	115,000	2.3%

Joseph J. Passalaqua 7325 Oswego Road, Liverpool, NY 13090	120,000	2.4%

Greenwich Holdings LLC 106 Glenwood Dr S Liverpool, NY 13090	3,656,013	73.6%

Eddie Austin Jr. 4893 Pine Valley Way Lake Charles LA. 70605	550,000	11%

All officers and directors as a group (2 persons)	235,000	4.7%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Pursuant to the rules of the Securities and Exchange Commission, shares of common stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended to date and our Bylaws. All material terms of these referenced documents are disclosed in this document. Our authorized capital stock consists of 100,000,000 shares of common stock, $.0001 par value per share, and 10,000,000 Blank Check Preferred Stock, $.0001 par value per share.

General

Our Certificate of Incorporation provides us with the authority to issue 100,000,000 shares of common stock, $.0001 par value per share, and 10,000,000 Blank Check Preferred Stock, $.0001 par value per share.

Based on the number of shares of USIP common stock (49,632,222) outstanding as of August 24, 2006, and the expected distribution ratio, we expect that approximately 4,963,226 shares of our common stock will be distributed to USIP stockholders in the distribution. All of the shares of our common stock to be distributed to USIP stockholders in the distribution will be fully paid and non-assessable and will constitute all the shares of our capital stock that will be outstanding immediately after the distribution.

Datone, Inc. Common Stock

Each share of our common stock entitles its holder to one vote on all matters on which holders are permitted to vote. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for that purpose. Upon liquidation, subject to required payments to any creditors or preferences that may be applicable to any outstanding preferred stock, the holders of our common stock will be entitled to a pro rata share in any distribution to stockholders. The holders of our common stock are not entitled to any preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable.

We may issue up to 10,000,000 preferred stock, from time to time, in one or more series, and with such rights, preferences and designations as our board of directors may determine. As of the date of this information statement, we have not issued any shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock.

Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Options/Warrants

There are no outstanding options or warrants to purchase, or securities convertible into common stock of the Company.

Rule 144

The number of securities available for sale under Rule 144 of the Securities Act is 4,963,226 shares of common stock, comprising all the issued and outstanding shares of the Company. None of the shares is being offered or has been proposed to be publicly offered by the Company.

Transfer Agent and Registrar

Fidelity Transfer Company is the transfer agent and registrar for our common stock. It is located at 8915 South 700 West, Suite 102, Sandy, UT 84070.

Listing

There is no current trading market for our common stock. We cannot predict the trading prices for our common stock.

Upon the effectiveness of our registration statement filed with the SEC on February 1, 2008, we intend to secure and request that a broker-dealer / market maker submit an application to FINRA in order to make a market for our shares and for the shares to be quoted on the Over the Counter Bulletin Board.

LIABILITY AND INDEMNIFICATION OF

OFFICERS, DIRECTORS AND OTHERS

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to our Company and our stockholders. This provision in our Amended and Restated Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law, or any other applicable law.

We shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding; provided, however, that if the Delaware General Corporation Law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director and officers (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under the bylaws or otherwise.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than the our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. We have not entered into any indemnification agreements with our directors or officers, but may choose to do so in the future.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We had a note payable with Joseph C. Passalaqua, father of our Secretary, Joseph J. Passalaqua. This note had a due date of May 31, 2008 and carried an interest of 21%. The outstanding principal on the note was $10,000, $0 and $10,477 as of March 31, 2008, December 31, 2007 and 2006, respectively. The accrued interest was $83, $0 and $801 as of March 31, 2008, December 31, 2007 and 2006, respectively. The obligations have been satisfied.  There is no commitment for additional funding in the future.

As of, December 31, 2006, we had payables due to NB Telecom, Inc. in the amount of $17,363 and USIP in the amount of $66,000, respectively for services rendered by our president.  The payables were non-interest bearing notes.

As of December 31, 2007, we had a payable to USIP for $66,000 and this amount was still outstanding as of March 31, 2008.

We were part of a consolidated entity, USIP until it was spun off on September 6, 2006. Expenses related to insurance, rent and professional fees were allocated proportionately to their business activities. The allocation was determined by the percentage of total expenses per each company to total expenses. At the year ending December 31, 2005, the total expenses incurred by USIP was $184,245. We recorded extra expenses per the allocation of $142,296 for the year ended December 31, 2005.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form 10-SB under the Securities Exchange Act of 1934 for the common stock being issued to you in the distribution of our common stock. This information statement, filed as an exhibit to the registration statement and incorporated therein by reference, omits certain information contained in the registration statement and the other exhibits and schedules thereto, to which reference is hereby made. Statements contained herein concerning the provisions of any documents filed as exhibits to the registration statement are not necessarily complete, and are qualified by reference to the copy of such document. The registration statement, including exhibits and schedules filed therewith, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington DC 20549. You may obtain information on the operation of the public reference facilities by contacting the SEC at 1-800-SEC-0330. Copies of such materials may be obtained at prescribed rates by writing to the SEC. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are not currently subject to the informational requirements of the Exchange Act. Following the distribution, we will be subject to such informational requirements, and in accordance therewith, we will file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information can be inspected and copied at the address set forth above. We intend to furnish our stockholders with annual reports containing financial statements audited by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited summary financial information.

Set forth below are (i) unaudited financial statements of the business of Datone Inc. (as it was then known) that was  transferred to us in connection with the spin-off as of  November 7,  2007 for the nine months ended September 30, 2007; and (ii) the audited financial statements for Datone Inc. for the years ended December 31, 2006 and December 31, 2005.

CONTENTS

Page

Independent Auditor's Report

F - 1

Balance Sheets

  December 31, 2007 and 2006

F - 2

Statements of Operations

  For the Years Ended December 31, 2007 and 2006

F - 3

Statement of Stockholders' Equity

  For the Years Ended December 31, 2007 and 2006

F - 4

Statements of Cash Flows

  For the Years Ended December 31, 2007 and 2006

F - 5

Notes to Financial Statements

F - 6

INDEPENDENT AUDITOR'S REPORT

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Datone, Inc.

We have audited the accompanying balance sheets of Datone, Inc. as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Datone, Inc. as of December 31, 2007 and December 31, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 11 to the financial statements, the Company has an accumulated deficit of $2,117,671 as of December 31, 2007, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 11.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

March 20, 2008 (except as to Notes 1, 4, 5, 7, and 14 the date is June 26, 2008)

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

DATONE, INC.
BALANCE SHEETS
	December 31,
	2007	2006
CURRENT ASSETS
Cash	$-	$-
Commissions and Sales Receivable, Net	17,261	47,056
Inventory	11,425	11,921
Prepaid Expenses and Other Current Assets	35	5,717

TOTAL CURRENT ASSETS	28,721	64,694

EQUIPMENT
Telephone and Office Equipment	1,476,016	1,476,016
Vehicle	64,733	64,733
	1,540,749	1,540,749
Less: Accumulated Depreciation	(1,534,425)	(1,527,913)

Net Equipment	6,324	12,836

TOTAL ASSETS	$35,045	$77,530

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$172,286	$209,164
Bank Overdraft	3,540	-
Current Portion of Long-Term Debt	247,594	240,204
Accrued Expenses	51,019	24,536
Related Party Note	-	10,477
Related Party Payable	-	17,363
Notes Payable Related Party	66,000	66,000

TOTAL CURRENT LIABILITIES	540,439	567,744

TOTAL LONG-TERM DEBT	2,246	-

TOTAL LIABILITIES	542,685	567,744

STOCKHOLDERS' EQUITY (DEFICIT)
Common Stock, .0001 par value 100,000,000 shares authorized, 49,632,222 shares issued and outstanding at December 31, 2007 and 2006	49,632	49,632
Additional Paid in Capital	1,560,399	1,522,369
Retained Earnings	(2,117,671)	(2,062,215)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(507,640)	(490,214)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$35,045	$77,530
The accompanying notes are an integral part of these statements.

DATONE, INC.
STATEMENT OF OPERATIONS
	For The Years Ended
	December 31,
	2007	2006
SALES	$155,292	$203,094

Cost of Sales	60,843	102,024
Depreciation	13,054	121,271
Total Cost of Sales	73,897	223,295

Gross Profit (Loss)	81,395	(20,201)

GENERAL AND ADMINISTRATIVE EXPENSES	127,172	166,727

Operating Loss	(45,777)	(186,928)

OTHER INCOME (EXPENSE)
Other Income	6,911	321
Gain (Loss) on Sale of Equipment	34,233	-
Bad Debt Expense	(44,534)	-
Other Expense	(60)	-
Interest Expense	(6,229)	(3,628)
Total Other Income (Expense)	(9,679)	(3,307)

NET LOSS	$(55,456)	$(190,235)

Net Loss per Common Share	$(0.00)	$(0.00)

Weighted Common Shares Outstanding	49,632,222	49,632,222

The accompanying notes are an integral part of these financial statements.

STATEMENT OF STOCKHOLDERS' EQUITY
			Additional
	Common Stock		Paid	Retained	Total Stockholders'
	Shares	Amount	Capital	Earnings	Equity (Deficit)

Balance as of January 1, 2004	49,632,222	$49,632	$1,371,424	$(1,348,139)	$72,917
Net Loss	-	-	-	(233,826)	(233,826)

Balance as of December 31, 2004 (Restated)	49,632,222	49,632	1,371,424	(1,581,965)	(160,909)
Net Loss	-	-	-	(290,015)	(290,015)

Balance as of December 31, 2005	49,632,222	49,632	1,371,424	(1,871,980)	(450,924)

Contributions	-	-	150,945	-	150,945
Net Loss	-	-	-	(190,235)	(190,235)

Balance at December 31, 2006	49,632,222	49,632	1,522,369	(2,062,215)	(490,214)

Contributions		-	38,030	-	38,030
Net Loss				(55,456)	(55,456)

Balance at December 31, 2007	49,632,222	$49,632	$1,560,399	$(2,117,671)	$(507,640)

The accompanying notes are an integral part of these financial statements.

DATONE, INC.
STATEMENT OF CASH FLOWS
	For The Years Ended
	December 31,
	2007	2006
Operating Activities:
Net Loss	$(55,456)	$(190,235)
Adjustments to reconcile net loss to net
cash provided (used) by operating activities:
Depreciation Expense	13,054	121,271
(Gain) Loss on Sale of Equipment	(34,233)	-
(Increase) Decrease in Commission Receivables	29,795	10,359
(Increase) Decrease in Inventory	496	3,973
(Increase) Decrease in Prepaid Expense	5,682	(3,841)
Increase (Decrease) in Accounts Payable	(36,877)	70,314
Increase (Decrease) in Accrued Expenses	26,483	15,978

Increase (Decrease) in Related Party Payable	(17,363)	(349,213)

Net cash used in operating activities	(68,419)	(321,394)

Investing Activities:
Proceeds from Sale of Equipment	27,691	-

Net cash used by investing activities	27,691	-

Financing Activities:
Sale of Stock	38,030	150,945
Proceeds (Payments) from Related Party Note	(10,478)	10,476
Proceeds (Payments) on Notes Payable	9,636	159,565

Net cash provided by financing activities	37,188	320,986

Net Increase (Decrease) in cash	(3,540)	(408)

Cash - Beginning of Period	-	408

Cash - End of Period	$(3,540)	$-

Supplemental Disclosures of Cash Flow Information:
Cash Paid During Period The Period For:
Interest	$(6,229)	$(3,628)

The accompanying notes are an integral part of these financial statements.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 1.

 Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Datone, Inc. is currently a provider of both privately owned and company owned payphones (COCOT’s) and stations in New York. The Company receives revenues from the collection of the payphone coinage, a portion of usage of service from each payphone and a percentage of long distance calls placed from each payphone from the telecommunications service providers. In addition, the Company also receives revenues from the service and repair of privately owned payphones, sales of payphone units and the sales of prepaid phone cards.

Summary of Significant Accounting Policies

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Presentation

The accompanying financial statements present only the accounts of Datone, Inc. which was a wholly owned subsidiary of USIP.COM, Inc. until it was spun off on September 6, 2006. The spin-off is accounted for as a recapitalization of the Company, accordingly the financial statements are restated to reflect the 49,632,222 shares outstanding after the spin-off in all periods presented.

Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

Concentrations of Credit Risk

The Company’s payphones are located primarily in New York and usage of those phones may be affected by economic conditions in those areas.  The company has experienced about a 30% drop in revenue’s, due to increased competition from other payphone providers and increase usage of wireless communications.

The Company maintains cash balances with a financial institution insured by the Federal Deposit Insurance Corporation up to $100,000. There are no uninsured balances at December 31, 2007.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents for purposes of classification in the balance sheets and statement of cash flows. Cash and Cash equivalents consists of cash in bank (checking) accounts.

Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising was $0 for 2007 and $0 for 2006.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 1.

 Nature of Business and Summary of Significant Accounting Policies - Continued

Depreciation

The cost of the property and equipment is depreciated over the estimated useful life of 5 to 7 years. Depreciation is computed using the straight-line method when assets are placed in service.

Income Taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Under SFAS No. 109, deferred income taxes are recognized using the asset and liability method by applying tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for income tax rate changes.

Net Loss per Common Share

Net loss per common share has been calculated by taking the net loss for the current period and dividing by the weighted average shares outstanding at the end of the period.

Revenue Recognition

The Company derives its primary revenue from the sources described below, which includes dial around revenues, coin collections, and telephone equipment repairs and sales. Other revenues generated by the company include, phone card sales, and commissions.

Dial around revenues are generated from calls to gain access to a different long distance carrier than is already programmed into the phone. Revenues from dial around calls are recorded based upon coin collection revenues are generated when callers deposit coins into the phones to make calls. Coin revenues are recorded in an amount equal to the coins collected.  Revenues on commissions, phone card sales, and telephone equipment repairs and sales are recognized when the services are provided.

Expense Allocation

The Company was part of a consolidated entity, USIP.Com, Inc until it was spun off September 6, 2007. Expenses related to Insurance, Rent and Professional Fees were allocated proportionately to their business activities. The allocation was determined by the percentage of total expenses per each company to total expenses per the consolidated. Then the Insurance, Rent and Professional Fees were allocated to the companies based on this allocation percentage. The Company felt this was the best indication of operations done by the company. At the year ending December 31, 2006 the total expenses incurred by USIP.com was $88,415. Datone recorded extra expenses per the allocation of $51,117 for the year ended December 31, 2006.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 2.

Inventory

Inventory is valued at the lower of cost, determined on the first-in, first-out basis (FIFO), or market value. At December 31, 2007 and 2006 inventory consists of the following:

	2007	2006
Calling Cards	$-	$-
Parts and Accessories	11,425	11,921
	$11,425	$11,921

Note 3.

Commissions and Sales Receivable

Commissions and Sales Receivable consists of the following at December 31, 2007 and 2006:

	2007	2006
Commissions Receivable	$16,146	$44,320
Sales Receivable	1,115	2,735
	$17,261	$47,056

Note 4.

Property

The major classes of assets as of the balance sheet date are as follows:

	2007	2006
Telephone and Office	$1,476,016	$1,476,016
Vehicle	64,733	64,733
Accumulated Depreciation	(1,534,425)	(1,527,913)
Total	$6,324	$12,836

Depreciation expense was $13,054 and $121,271 for the years ending December 31, 2007 and 2006, respectively. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized.  Gains and losses on the sale of property and equipment are reflected in other income (expense).

Note 5.

Related Party Note

The Company had a note payable with Joseph C. Passalaqua.  This note had a due date of May 31, 2008 and carried an interest of 21%.  The note was paid off in 2007. The Company had a note payable of $66,000 with USIP.com, its parent company.  This note has no due date, is non interest bearing and unsecured.

Note 6.

Related Party Payable/Receivable

As of December 31, 2006 the Company had payable due to NB Telecom, Inc., a subsidiary of the Company's parent company in the amount of $17,363, for services rendered by the president of the Company.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 7.

Long-Term Debt

	2007	2006
Note Payable to bank in monthly installments of $261, including interest at 4.5%, through August 2009	$5,492	$-

Note payable to Callaway Properties with no repayment terms	239,503	186,503

Note Payable to bank in monthly installments of $535 bearing interest at 6.5% through December 2007	-	7,274

Note payable to Key Bank bears interest at 9.25% and is due on demand	4,845	4,845

Note payable to Key Bank bearing interest at 10% and due on demand	-	3,580

Note payable to Key Bank bearing interest at 10% and due on demand	-	38,002
	249,840	240,204

Less: Current portion	(247,594)	(240,204)

Long-Term Portion	$2,246	$-

Future maturities of long-term debt are as follows:

2008	$247,594
2009	2,246
Total	$249,840

Note 8.

Commitments

As of December 31, 2007 and 2006, all activities of the Company have been conducted by corporate officers from either Companies Parents business offices.  Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

Note 9.

Major Dial Around Compensation Providers (Commissions)

The Company received approximately 95% of total dial around and zero-plus compensation (commissions) from two providers.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 10.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates.

Net deferred tax assets consist of the following components as of:

	2007	2006
Deferred tax assets
NOL Carryover		(804,264)
Valuation Allowance		804,264
Net deferred tax assets	-	-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations:

	2007	2006
Book Income	(24,323)	(74,192)
Valuation Allowance	24,323	74,192
	-	-

At December 31, 2007, the Company had net operating loss carry forwards of approximately $2,110,047 that may be offset against future taxable income through 2027. No tax benefit has bee reported in the December 31, 2007, financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating carryforwards for Federal Income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 11.

Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates the Company as a going concern.  However, the Company has sustained substantial operating losses in recent years.  The company has a current ratio of .098 for the year ended December 31, 2007, and has a deficit in stockholders’ equity.   The Companies ability to continue as a going concern is dependent upon obtaining the additional capital as well as additional revenue to be successful in its planned activity.  The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a going concern.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 11.

Going Concern Considerations (Continued)

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”.  While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful. If the Company were unable to continue as a “going concern”, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Note 12.

Stock Purchase Agreement

As noted in the Stock Purchase Agreement dated August 24, 2007, the record date for a spinoff of the Assuming Party which shall be no later than October 15, 2007 and to authorize a spinoff of the Assuming Party to the shareholders of the Company in accordance with SEC Staff Legal Bulletin No. 4 dated September 16, 1997 and such other laws and regulations as may be applicable to such transaction (the “Spinoff”).

Note 13.

Pro Forma Earnings Per Share

The following table outlines what the pro forma earnings per share will be based on the shares of Datone, Inc. that will be distributed in the spin-off transaction.

	For the Year ended December 31,	For the Year ended December 31,
	2007	2006
Net Loss	$(62,367)	$(190,235)
Shares	49,632,222	49,632,222

EPS	$-	$-

There are no common stock equivalents outstanding as of December 31, 2007 and 2006.

Note 14.

Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 160, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 14.

Recent Accounting Pronouncements (Continued)

 In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations. This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

Note 14.

Recent Accounting Pronouncements (Continued)

In February 2007, the FASB, issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements.  This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

Datone, Inc.

-:-

FINANCIAL STATEMENTS

MARCH 31, 2008 AND DECEMBER 31, 2007

(Unaudited)

MOORE & ASSOCIATES, CHARTERED

      ACCOUNTANTS AND ADVISORS

        PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Datone, Inc.

We have reviewed the accompanying balance sheets of Datone, Inc. as of March 31, 2008, and the related statements of operations, and cash flows for the three months ended March 31, 2008 and March 31, 2007.  These interim financial statements are the responsibility of the Corporation’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States).  A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters.  It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole.  Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the balance sheet of Datone, Inc. as of December 31, 2007, and the related statements of income, stockholders’ equity and cash flows for the year then ended (not presented herein); and in our report dated March 20, 2008, we expressed an unqualified opinion with a going concern paragraph on those consolidated financial statements.  In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2007 is fairly stated, in all material respects, in relations to the consolidated balance sheet from which it has been derived.

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered

Las Vegas, Nevada

June 3, 2008

2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146 (702) 253-7499 Fax: (702)253-7501

CONTENTS

Page

Balance Sheets

  March 31, 2008 and December 31, 2007

F - 3

Statements of Operations

  For the Three Months Ended March 31, 2008 and 2007

F - 4

Statements of Cash Flows

  For the Three Months Ended March 31, 2008 and 2007

F - 5

Notes to Financial Statements

F - 6

DATONE, INC.
BALANCE SHEETS
	March 31,	December 31,
	2008	2007
CURRENT ASSETS	(Unaudited)
Cash	$-	$-
Commissions and Sales Receivable, Net	31,470	17,261
Inventory	11,425	11,425
Prepaid Expenses and Other Current Assets	18	35

TOTAL CURRENT ASSETS	42,913	28,721

EQUIPMENT
Telephone and Office Equipment	1,459,482	1,476,016
Vehicle	71,274	64,733
	1,530,756	1,540,749
Less: Accumulated Depreciation	(1,524,597)	(1,534,425)

Net Equipment	6,159	6,324

TOTAL ASSETS	$49,072	$35,045

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable	$173,137	$172,286
Bank Overdraft	3,596	3,540
Current Portion of Long-Term Debt	3,246	3,246
Accrued Expenses	53,360	51,019
Related Party Note	10,083	-
Notes Payable Related Party	66,000	66,000

TOTAL CURRENT LIABILITIES	309,422	296,091

TOTAL LONG-TERM LIABILITIES	260,796	246,594

TOTAL LIABILITIES	570,218	542,685

STOCKHOLDERS' EQUITY
Common Stock, .0001 par value 100,000,000 shares authorized, 49,632,222 shares issued and outstanding at March 31, 2008 and December 31, 2007	49,632	49,632
Additional Paid in Capital	1,560,399	1,560,399
Retained Earnings	(2,131,177)	(2,117,671)

TOTAL STOCKHOLDERS' EQUITY	(521,146)	(507,640)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$49,072	$35,045

DATONE, INC.
STATEMENT OF OPERATIONS
(Unaudited)
	For The Three	For The Three
	Months Ended	Months Ended
	March 31,	March 31,
	2008	2007
SALES	$48,866	$41,826

Depreciation	164	3,636
Cost of Sales	17,893	15,403
Total Cost of Sales	18,057	19,039

Gross Profit	30,809	22,787

OPERATING EXPENSES
Insurance	5,243	(616)
Payroll Wages and Taxes	8,534	8,912
Rent	15,000	126
General & Administrative	13,313	7,070
Total Operating Expenses	42,090	15,492

Operating Income (Loss)	(11,281)	7,295

OTHER INCOME (EXPENSE)
Gain on Sale of Equipment	-	34,233
Other Expense	-	(60)
Interest Expense	(1,265)	(3,901)
Total Other Income (Expense)	(1,265)	30,272

NET INCOME BEFORE PROVISION	(12,546)	37,567

PROVISION FOR INCOME TAXES	60	300

NET INCOME (LOSS)	$(12,606)	$37,267

Net Income (Loss) per Common Share	(0.00)	(0.00)

Weighted Common Shares Outstanding	49,632,222	49,632,222

DATONE, INC.
STATEMENT OF CASH FLOWS
	For The Three	For The Three
	Months Ended	Months Ended
	March 31,	March 31,
	2008	2007
Operating Activities:
Net Income (Loss)	$(12,606)	$37,267
Adjustments to reconcile net income (loss) to net
cash provided (used) by operating activities:
Depreciation Expense	164	3,636
(Gain) Loss on Sale of Equipment	-	(34,233)
(Increase) Decrease in Commission Receivables	(14,209)	(1,099)
(Increase) Decrease in Inventory	-	967
(Increase) Decrease in Prepaid Expense	17	2,606
Increase (Decrease) in Accounts Payable	851	(28,569)
Increase (Decrease) in Accrued Expenses	2,342	15,637
Increase (Decrease) in Related Party Payable	-	(12,000)

Net cash (used) by operating activities	(23,441)	(15,788)

Investing Activities:
Proceeds from Sale of Equipment	-	34,233

Net cash (used) by investing activities	-	34,233

Financing Activities:
Distributions	(900)	-
Proceeds from Bank Overdraft	56	-
Proceeds from Related Party Note	10,083	(4,834)
Payments on Notes Payable	14,202	(4,424)

Net cash provided by financing activities	23,441	(9,258)

Net Increase (Decrease) in cash	-	9,187

Cash - Beginning of Period	-	-

Cash - End of Period	$-	$9,187

Supplemental Disclosures of Cash Flow Information:
Cash Paid During Period The Period For:
Interest	$(1,265)	$(3,901)

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2008 AND DECEMBER 31, 2007

Note 1.

 Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Datone, Inc. is currently a provider of both privately owned and company owned payphones (COCOT’s) and stations in New York. The Company receives revenues from the collection of the payphone coinage, a portion of usage of service from each payphone and a percentage of long distance calls placed from each payphone from the telecommunications service providers. In addition, the Company also receives revenues from the service and repair of privately owned payphones, sales of payphone units and the sales of prepaid phone cards.

Summary of Significant Accounting Policies

Management Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The accompanying Financial Statements include the accounts of Datone, Inc. which is a wholly owned subsidiary of USIP.COM, Inc.

Concentrations of Credit Risk

The Company’s payphones are located primarily in New York and usage of those phones may be affected by economic conditions in those areas.  The company has experienced about a 30% drop in revenue’s, due to increased competition from other payphone providers and increase usage of wireless communications.

The Company maintains cash balances with a financial institution insured by the Federal Deposit Insurance Corporation up to $100,000. There are no uninsured balances at March 31, 2008.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less when purchased to be cash equivalents for purposes of classification in the balance sheets and statement of cash flows. Cash and Cash equivalents consists of cash in bank (checking) accounts.

Fixed Assets and Depreciation

Fixed assets are stated at cost. Depreciation is calculated on a straight-line basis over the useful lives of the related assets, which range from five to seven years.

Income Taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Under SFAS No. 109, deferred income taxes are recognized using the asset and liability method by applying tax rates to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for income tax rate changes.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2008 AND DECEMBER 31, 2007

Note 1.

Nature of Business and Summary of Significant Accounting Policies - Continued

Net (Loss) per Common Share

Net loss per common share has been calculated by taking the net loss for the current period and dividing by the weighted average shares outstanding at the end of the period.

Revenue Recognition

The Company derives its primary revenue from the sources described below, which includes dial around revenues, coin collections, and telephone equipment repairs and sales. Other revenues generated by the company include, phone card sales, and commissions.

Dial around revenues are generated from calls to gain access to a different long distance carrier than is already programmed into the phone. Revenues from dial around calls are recorded based upon estimates until the coin collection revenues are generated when callers deposit coins into the phones to make calls. Coin revenues are recorded in an amount equal to the coins collected.  Revenues on commissions, phone card sales, and telephone equipment repairs and sales are realized when the services are provided.

Note 2.

Inventory

Inventory is valued at the lower of cost, determined on the first-in, first-out basis (FIFO), or market value. At March 31, 2008 and December 31, 2007 inventory consists of the following:

	2008	2007
Parts and Accessories	$11,425	$11,425

Note 3.

Commissions and Sales Receivable

Commissions and Sales Receivable consists of the following at March 31, 2008 and December 31, 2007:

	2008	2007
Commissions Receivable	$28,746	$44,320
Sales Receivable	2,724	2,736
	$31,470	$47,056

Note 4.

Related Party Note

The Company has a note payable with Joseph Passalaqua, Secretary of the Company.  This note is due on demand and carries an interest of 10%.  The outstanding principal on the note was $10,000 March 31, 2008.  The accrued interest was $83 as of March 31, 2008.

Note 5.

Commitments

As of March 31, 2008 and December 31, 2007, all activities of the Company have been conducted by corporate officers from either Companies Parents business offices.  Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2008 AND DECEMBER 31, 2007

Note 6.

Major Dial Around Compensation Providers (Commissions)

The Company received approximately 95% of total dial around and zero-plus compensation (commissions) from two providers.

Note 7.

Income Taxes

As of December 31, 2005, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $213,047 that may be offset against future taxable income through 2025.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs.  Therefore, the amount available to offset future taxable income may be limited.  No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry-forwards will expire unused.  Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

	2005	2004
Net Operating Losses	100,949	111,108
Valuation Allowance	(100,949)	(111,108)
	-	-

The provision for income taxes differs from the amount computed using the federal US statutory income tax rate as follows:

	2005	2004
Provision (Benefit) at US Statutory Rate	(34,659)	(37,777)
Increase (Decrease) in Valuation Allowance	34,659	37,777
	-	-

The Company evaluates its valuation allowance requirements based on projected future operations. When circumstances change and causes a change in management's judgment about the recoverability of deferred tax assets, the impact of the change on the valuation is reflected in current income.

Note 8.

 Going Concern Considerations

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates the Company as a going concern.  However, the Company has sustained substantial operating losses in recent years.  The company has a current ratio of .139 for the period ended March 31, 2008, and has a deficit in stockholders’ equity.   The Companies ability to continue as a going concern is dependent upon obtaining the additional capital as well as additional revenue to be successful in its planned activity.  The Company is actively pursuing alternative financing and has had discussions with various third parties, although no firm commitments have been obtained.  In the interim, shareholders of the Company have committed to meeting its minimal operating expenses.  Management believes that actions presently being taken to revise the Company’s operating and financial requirements provide them with the opportunity to continue as a going concern.

DATONE, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2008 AND DECEMBER 31, 2007

Note 8.

Going Concern Considerations - Continued

These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a “going concern”.  While management believes that the actions already taken or planned, will mitigate the adverse conditions and events which raise doubt about the validity of the “going concern” assumption used in preparing these financial statements, there can be no assurance that these actions will be successful.

If the Company were unable to continue as a “going concern”, then substantial adjustments would be necessary to the carrying values of assets, the reported amounts of its liabilities, the reported revenues and expenses, and the balance sheet classifications used.

Note 9.

Pro Forma Earnings Per Share

The following table outlines what the pro forma earnings per share will be based on the shares of Datone, Inc. that will be distributed in the spin-off transaction.

	For the Period ended March 31,	For the Year ended December 31,
	2008	2007
Net Income (Loss)	$(12,606)	$37,267
Shares	49,632,222	49,632,222

EPS	$-	$-

F-9